As filed with the Securities and Exchange Commission on July 16, 1998
                                                 Registration No. 333-08361



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                        Post-Effective Amendment
                                No. 1 to
                                Form S-8
                         REGISTRATION STATEMENT
                                  under
                       THE SECURITIES ACT OF 1933



                           DANAHER CORPORATION
         (Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of
incorporation or organization)
59-1995548
(I.R.S. employer
identification number)


                         1250 24th Street, N.W.
                          Washington, DC 20037
                (Address of Principal Executive Offices)

                             (202) 828-0850
          (Registrant's telephone number, including area code)

                           Danaher Corporation
                         1987 Stock Option Plan
                        (Full title of the plan)

                           Patrick W. Allender
                         Chief Financial Officer
                           Danaher Corporation
                         1250 24th Street, N.W.
                          Washington, DC 20037
                             (202) 828-0850
      (Name and address, including zip code, and telephone number, including area code, of agent for service)




With a copy to:

George P. Stamas, Esq.
R. Scott Kilgore, Esq.
 Wilmer, Cutler & Pickering
2445 M Street, N.W.
Washington, DC  20037
(202) 663-6000








          This post-effective amendment amends the registration statement to describe the Danaher Corporation 1998 Stock Option Plan, which includes all options that were not previously issued under the 1987 Stock Option Plan, to which the registration statement initially applied.


                                  PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the Securities Act ). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the Commission ) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Danaher Corporation (the Registrant or the Company ) shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                 PART II

NFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Documents by Reference

          The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act ) (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a) The Company s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 17, 1998.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

          (c) The description of the Company s Common Stock which is incorporated by reference in the Registration Statement on Form 8-B filed by the Company under the Exchange Act on November 3, 1986, including any amendment or report filed for the purpose of updating such description.

          Item 4.   Description of Securities

          Not Applicable.

          Item 5.  Interests of Named Experts and Counsel

          Not Applicable

          Item 6.  Indemnification of Directors and Officers

          Directors and officers of the Registrant are entitled to be indemnified in accordance with Section 145 of the Delaware General
Corporation Law ("DGCL"), under Article Ten  of  the Registrant's
Certificate of Incorporation and Article Eight of the Registrant's By-Laws. The Registrant's Certificate of Incorporation and By-Laws provide that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law. Delaware law permits indemnification of directors and officers against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of the Registrant, provided that each such person acted in good faith and in a manner that he reasonably believed was in the Registrant's best interests. Indemnification by the Registrant is available in a criminal action only if a director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer cannot be indemnified in the case of an action by or in the right of the Registrant (including shareholder derivative suits) unless the director or officer successfully defends the action or indemnification (limited to expenses) is ordered by a court.

           Indemnification will be made by the Registrant only upon the determination that indemnification of the director or officer is proper in the circumstances because such individual has met the applicable standard of conduct set forth under Delaware law. Such determination will be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (2), if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Registrant.

          As permitted by Delaware law, Article Ten of the Registrant's Certificate of Incorporation eliminates a director's liability to the Registrant or its stockholders for monetary damages for breaches of the director's fiduciary duty, provided that the director shall be liable to the extent provided by law for breaches of the duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or for transactions in which the director received an improper personal benefit.

          Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission
(the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, being registered, the Registrant will, unless in the opinion precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


          Item 7.   Exemption from Registration Claimed

               Not Applicable.

          Item 8.  Exhibits

          The Exhibit Index attached to this registration statement is incorporated herein by reference.

          Item 9.  Undertakings

          The undersigned Registrant hereby undertakes the following:

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plans annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement reflating to the securities offered therein, and the offering of such ecurities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons f the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnifications against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public olicy as expressed in the Act and will be governed by the final adjudication of such issue.





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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused post-effective amendment to the this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC on the 16th day of July, 1998.

                    DANAHER CORPORATION

                    /s/ C. SCOTT BRANNAN
                    C. Scott Brannan
                    Vice President, Administration & Controller


                             POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                        Title          Date
 *

Steven M. Rales          Chairman of the Board    July 16, 1998

    *                         Chief Executive Officer,      July 16, 1998
George M. Sherman        President and Director

/s/ PATRICK W. ALLENDER    Senior Vice President,        July 16, 1998
Patrick W. Allender                      Chief Financial Officer
                                                    and Secretary

    *                              Chairman of the Executive     July 16, 1998
Mitchell P. Rales        Committee and Director


/s/ C. SCOTT BRANNAN Vice President, Administration July 16, 1998
C. Scott Brannan         and Controller


    *
Mortimer M. Caplin        Director            July 16, 1998

    *
Donald J. Ehrlich             Director            July 16, 1998

*
Walter G. Lohr, Jr.           Director            July 16, 1998

*
A. Emmet Stephenson, Jr.      Director            July 16, 1998


* By :/s/ C. SCOTT BRANNAN
C. Scott Brannan
Attorney-in-fact
                               EXHIBIT INDEX


Exhibit
Number Description

3.1  Certificate of Incorporation of Danaher Corporation. (a)

3.2  Certificate of Amendments to the Certificate of Incorporation (b)

3.3  Bylaws of Danaher Corporation. (b)

4    1998 Stock Option Plan (c)

5    Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered.(d)

23.1 Consent of Arthur Andersen LLP, as independent public accountants for Danaher Corporation.(d)

23.2 Consent of Wilmer, Cutler & Pickering (included in Exhibit 5) (d)

24   Power of attorney (previously filed) (d)
___________

(a) Incorporated herein by reference to the Registrant's Schedule 14A, filed with the Commission on October 10, 1986.

(b) Incorporated herein by reference to the Registrant's Statement on Form 10-Q, filed with the Commission on July 16, 1998.

(c) Incorporated herein by reference to the Registrant's Statement on Form 10-K, filed with the Commission on March 17, 1998.

(d) Incorporated herein by reference to the Registrant's Form S-8, filed with the Commission on July 16, 1996.